EXHIBIT 99.1

ERHC Energy Inc. Distributes Shares from Rights Offering, Continues Fundraising from Other Sources

HOUSTON, May 1, 2013 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, today announced the completion of the Company's rights offering, which was the first phase of a comprehensive funding strategy. The Company also announced the start of the next phase of fundraising with the expected filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission (SEC) to facilitate the issuance of shares to new investors.

ERHC having terminated the escrow on the proceeds received under its rights offering, the subscription agent has distributed or credited shares of the Company's common stock purchased in the rights offering through the Depository Trust Company to those stockholders who exercised their basic and oversubscription rights. Basic subscription rights to purchase 21,594,206 shares of common stock were exercised. Additionally, all oversubscription requests, totaling 3,376,200 shares, have been fully satisfied in the rights offering.

With the subsequent filing of the S-1 registration statement, ERHC intends to pursue other fundraising possibilities. The options include registered direct offerings to new investors and convertible notes and other debt instruments. Concurrently, ERHC is continuing to work to farm-out a portion of the Company's assets in Kenya, Chad and the São Tomé and Príncipe Exclusive Economic Zone (EEZ) to spread the risk.

Net proceeds to the Company from the rights offering and other fundraising activities will fund specific exploration and development activities in the Republics of Chad and Kenya, as well as general corporate purposes and working capital needs. ERHC's 2013 approved work plan for Kenya Block 11A involves a Full Tensor Gravity (FTG) survey to help identify potential leads and prospects. A similar FTG survey is also planned in Chad.

Speaking last week at the 19th Western Africa Oil, Gas & Energy Conference 2013, held in Namibia. ERHC President and CEO Peter Ntephe detailed the Company's plans to pursue rift margin plays in Kenya and Chad similar to those that yielded significant discoveries to the east of ERHC's Block 11A in northwest Kenya.

In addition to Kenya Block 11A, ERHC's onshore assets include three oil blocks in Chad – Block BDS 2008, Manga and the northern half of Chari-Ouest Block 3. The Company's offshore assets include a 100 percent working interest in Blocks 4 and 11 of the São Tomé and Príncipe EEZ free of signature bonuses, as well as interests in six of the nine Blocks in the Nigeria - São Tomé & Principe Joint Development Zone.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of the Company's common stock and there shall not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its stockholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.'s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future stockholders' meetings as well as other matters that are not historical facts or information. Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied. A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company's ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.